Exhibit 10.57

                                                  July 13, 1999



Paul Carr
2 Monadnock Road
Wellesley, MA 02181

Dear Mr. Carr:

     Reference is made to a certain Convertible Promissory Note attached as Exhibit A, in the original principal amount of $1,613,177 dated 3/31/97 (the "Note") issued to you by Client Server Technologies, Inc. and Capital Multimedia, Inc. (currently Celerity Solutions, Inc.) and amended on September 14, 1998 attached as Exhibit B and December 30,1998 attached as Exhibit C. The undersigned acknowledges that the current principal balance due on the Note is an aggregate of $538,048.53 calculated as follows:

(1)  original balance of Note                                     $ 1,613,177.00

(2)  less audit adjustments(1) provided for in the                    -37,377.86
       Asset Purchase Agreement consisting of the                 --------------
       following adjustments made on the dates indicated:
       a. 4/1/97                  $33,723.42
       b. 3/1/98                  $ 3,654.44


(3)  less installment payments to date aggregating                $  -250,000.00
       consisting of the following payments made                  --------------
       on the dates indicated:
       a. 3/31/98                 $   83,333
       b. 6/31/98                 $   83,333
       c. 9/31/98                 $   83,333



(4)  less a payment of $200,000 made on 10/15/98 pursuant         $  -200,000.00
       to an agreement dated 9/14/98 shown as Exhibit B           --------------



(5)  less a payment of $100,000 made on 1/15/99 pursuant          $  -100,000.00
                                                                  --------------

----------
(1) An adjustment was provided for in the purchase of CSTI by Capital Multimedia. This is defined in paragraph 6.7 of the Agreement for the Acquisition of the Outstanding Stock of Client Server Technologies Inc. The adjustment of 4/1/97 was calculated to be .041908 per share. The adjustment on 3/1/98 was increased by .004541 per share. Paul Carr had 804,701 shares of CSTI stock at the date of the acquisition.

       to an agreement dated 12/30/98 shown as Exhibit C

(6)  plus interest on past due payments as set forth on Exhibit D $  +12,249.39
                                                                  --------------

(7)  less purchase of Celerity Stock described in Exhibit E       $  -300,000.00
                                                                  --------------

(8)  less purchase of Source License to Supply                    $  -200,000.00
       Chain Planner attached as Exhibit F                        --------------


Principal balance of Note due as of the date hereof               $   538,048.53
                                                                  --------------


     The undersigned further acknowledges that, except as indicated above, no other amounts, including without limitation, interest, fees or expenses are due and payable to the undersigned with respect to the Note.

     The undersigned hereby consents to the amendment of the Note to provide for the payment of the remaining principal balance in forty-two (42) equal installments of principal, together with accrued interest (with interest accrual commencing July 1, 1999) at an annual rate of eight percent (8%) per annum compounded monthly, commencing July 15, 1999, provided, however, that up to six
(6) monthly installments of principal may be deferred at the election of Celerity Solutions, Inc. during the remaining term of the Note so long as monthly installments of interest continue to be made thereon and, provided further, that the outstanding principal balance of the Note, together with all accrued interest, shall be paid in full not later than April 15, 2003. The monthly payment will be $14,681.37 as calculated on the amortization schedule attached as Exhibit G. In all other respects the Note shall remain unchanged and in full force and effect. Please indicate your consent to the foregoing by executing the copy of this letter in the space provided whereupon this letter shall become a binding agreement between you and Celerity Solutions, Inc.

                                             Very truly yours,

                                             CELERITY SOLUTIONS, INC.


          By  /s/ Paul Carr
              ------------------------------

          Its President
              ------------------------------


Agreed and accepted this 13th  day of July, 1999


          /s/ Paul Carr
          ----------------------------------
          Paul Carr

                                    EXHIBIT A

                           CONVERTIBLE PROMISSORY NOTE


     This note was included in an 8K filing by the Company dated March 31, 1997 describing the acquisition of the outstanding stock of Client Server Technologies Inc. by Capital Multi-media. This filing is incorporated by reference herein.

                                    EXHIBIT B

                    NOTE AMENDMENT DATED SEPTEMBER 14, 1998

This exhibit was not considered material information and therefore has not been included in the filing July 13, 1999 10K filing

                                    EXHIBIT C

                     NOTE AMENDMENT DATED DECEMBER 30, 1998


This exhibit was not considered material information and therefore has not been included in the filing July 13, 1999 10K filing

                                    EXHIBIT D

                          INTEREST ON PAST DUE PAYMENTS


6/27/99   Prime Rate     7.75%          Interest Rate     13.75%


                                        Days          Rate Per        Interest
          Amount Due      Date        Past Due           Day             Due

            70,000       2/15/99         132          0.000377        3,480.82

            70,000       3/15/99         104          0.000377        2,742.47

           219,131       4/15/99          73          0.000377        6,026.10

                                                                     12,249.39



Note: The Rate per Day is equal to the interest rate for past due payments provided for in the original promissory note (prime plus 6%), divided by 365 days. The Interest due is the product of the Amount Due times the Days Past Due times the Rate Per Day.

                                    EXHIBIT E

                      AGREEMENT TO PURCHASE CELERITY STOCK

Celerity Solutions , Inc. (the "Company") shall sell and Paul Carr shall purchase $300,000 worth of the Company's Common Stock for $.40 per share for a total of 750,000 shares (the "Shares") of the Company's Common Stock. The obligation of the Company to sell the Shares is conditioned upon the receipt by the Company of a fairness opinion from an independent investment banking firm that the price of $.40 per share for the Company's Common Stock is fair from a financial point of view. In the event that such investment banking firm determines that the price of $.40 per share for the Company's Common stock is not fair from a financial point of view, such price shall be adjusted to a price deemed fair by such investment banking firm and the number of shares purchased by Mr. Carr hereunder shall be appropriately adjusted. Further, in the event that the Company, on or prior to December 31, 1999 sells all or substantially all of its assets or enters into a merger, consolidation or similar transaction pursuant to which the Company is not the surviving entity at an effective price per share for the Company's Common Stock of greater than $.40 per share, then in any such event, the purchase price per Share paid by Mr. Carr hereunder shall be increased to the effective price per share realized by the Company or its stockholders in connection with any such transaction and the number of Shares purchased by Mr. Carr shall be appropriately reduced. Mr. Carr's Common Stock certificates issued in connection with the above described purchase shall be appropriately legended to reflect the above described adjustment mechanism. Agreed and accepted this 13th day of July, 1999

CELERITY SOLUTIONS, INC.



By: /s/ Paul Carr
    -------------------------
    Paul Carr

                                    EXHIBIT F

                              SUPPLY CHAIN PLANNER
                            SOURCE LICENSE AGREEMENT



   This Agreement is exhibit 10.60 of the Company's July 13, 1999 10K Filing.

                                    EXHIBIT G

                              AMORTIZATION SCHEDULE


Interest Rate    8%                          Payment                  14,681.37

     Due Date        Principal        Interest       Payment         Balance

     15-Jul-99       538,048.53       1,793.50       14,681.37       525,160.66
     15-Aug-99       525,160.66       3,501.07       14,681.37       513,980.36
     15-Sep-99       513,980.36       3,426.54       14,681.37       502,725.52
     15-Oct-99       502,725.52       3,351.50       14,681.37       491,395.66
     15-Nov-99       491,395.66       3,275.97       14,681.37       479,990.26
     15-Dec-99       479,990.26       3,199.94       14,681.37       468,508.82
     15-Jan-00       468,508.82       3,123.39       14,681.37       456,950.84
     15-Feb-00       456,950.84       3,046.34       14,681.37       445,315.81
     15-Mar-00       445,315.81       2,968.77       14,681.37       433,603.21
     15-Apr-00       433,603.21       2,890.69       14,681.37       421,812.53
     15-May-00       421,812.53       2,812.08       14,681.37       409,943.25
     15-Jun-00       409,943.25       2,732.95       14,681.37       397,994.83
     15-Jul-00       397,994.83       2,653.30       14,681.37       385,966.76
     15-Aug-00       385,966.76       2,573.11       14,681.37       373,858.50
     15-Sep-00       373,858.50       2,492.39       14,681.37       361,669.52
     15-Oct-00       361,669.52       2,411.13       14,681.37       349,399.28
     15-Nov-00       349,399.28       2,329.33       14,681.37       337,047.24
     15-Dec-00       337,047.24       2,246.98       14,681.37       324,612.85
     15-Jan-01       324,612.85       2,164.09       14,681.37       312,095.57
     15-Feb-01       312,095.57       2,080.64       14,681.37       299,494.83
     15-Mar-01       299,494.83       1,996.63       14,681.37       286,810.10
     15-Apr-01       286,810.10       1,912.07       14,681.37       274,040.79
     15-May-01       274,040.79       1,826.94       14,681.37       261,186.36
     15-Jun-01       261,186.36       1,741.24       14,681.37       248,246.24
     15-Jul-01       248,246.24       1,654.97       14,681.37       235,219.84
     15-Aug-01       235,219.84       1,568.13       14,681.37       222,106.60
     15-Sep-01       222,106.60       1,480.71       14,681.37       208,905.94
     15-Oct-01       208,905.94       1,392.71       14,681.37       195,617.28
     15-Nov-01       195,617.28       1,304.12       14,681.37       182,240.02
     15-Dec-01       182,240.02       1,214.93       14,681.37       168,773.59
     15-Jan-02       168,773.59       1,125.16       14,681.37       155,217.38
     15-Feb-02       155,217.38       1,034.78       14,681.37       141,570.79
     15-Mar-02       141,570.79         943.81       14,681.37       127,833.22
     15-Apr-02       127,833.22         852.22       14,681.37       114,004.07
     15-May-02       114,004.07         760.03       14,681.37       100,082.73
     15-Jun-02       100,082.73         667.22       14,681.37        86,068.58
     15-Jul-02        86,068.58         573.79       14,681.37        71,961.00
     15-Aug-02        71,961.00         479.74       14,681.37        57,759.37
     15-Sep-02        57,759.37         385.06       14,681.37        43,463.06
     15-Oct-02        43,463.06         289.75       14,681.37        29,071.45
     15-Nov-02        29,071.45         193.81       14,681.37        14,583.89
     15-Dec-02        14,583.89          97.23       14,681.37           (0.26)